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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

As independent publics accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated November 4, 1996, included in or incorporated by reference in GaSonics International Corporation's Form 10-K for the year ended September 30, 1996.


/s/ Arthur Andersen LLP

San Jose, California
May 15, 1997